UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	November 18, 2021 (November 17, 2021)

CVS HEALTH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-01011	05-0494040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One CVS Drive, Woonsocket, Rhode Island	02895
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(401) 765-1500
Former name or former address, if changed since last report:	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CVS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Section 2 - Financial Information

Item 2.06	Material Impairments

CVS Health Corporation (“CVS Health”), as part of its strategic review of its retail business, has announced the creation of new formats for its stores to continue to drive higher engagement with customers. As part of this review, CVS Health has been evaluating changes in population, consumer buying patterns and future health needs to ensure it has the right kinds of stores in the right locations for consumers and for the business. In connection with this initiative, the Board of Directors of CVS Health, on November 17, 2021, authorized the closing of approximately 900 stores over the next three years. It is expected that approximately 300 stores will be closed each year. A large percentage of the CVS Health colleagues employed at the impacted stores are expected to be offered roles in other locations or different opportunities. The aggregate number of stores that will be closed, the number that will be closed in each year and the time period over which the store closures will occur may change.

CVS Health currently estimates that it expects to incur total impairment charges of approximately $1.0 billion to $1.2 billion, and expects to record these charges as an impairment of operating lease right-of-use assets and property and equipment in the three months and year ending December 31, 2021. The amount of this expected impairment is an estimate, and the amount and timing of actual charges may vary due to a variety of factors. These costs incurred in connection with the store closings largely relate to the asset impairment charges which are non-cash in nature.

Section 7 - Regulation FD

Item 7.01 Regulation FD Disclosure

On November 18, 2021, CVS Health issued a press release announcing the steps it is taking to support its health care strategy, certain management changes in its retail segment and its plan for store closures described in Item 2.06 of this Current Report on Form 8-K. In addition, CVS Health updated its full year 2021 guidance. The press release is furnished herewith as Exhibit 99.1 and hereby incorporated in this Item 7.01 by reference.

The information in Exhibit 99.1 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (as amended, the “Exchange Act”) or otherwise subject to the liabilities of that Section, and shall not be or be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)        Exhibits.

The exhibits to this Current Report on Form 8-K are as follows:

INDEX TO EXHIBITS

Exhibit	Description
99.1	Press Release of CVS Health Corporation dated November 18, 2021
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CVS HEALTH CORPORATION

Date: November 18, 2021	By:	/s/ Shawn M. Guertin
Shawn M. Guertin
Executive Vice President and Chief Financial Officer